Exhibit 99.1

Table 1 – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1.Title of Security (Instr. 3)	2.Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code (P) or (S)	V	Amount	(A) or (D)	Price
Common Stock(1)(2)(3)	12/3/2019		P		3,454	A	$3.94	15,382,017	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	12/3/2019		S		3,454	D	$3.94	15,378,563	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	1/8/2020		P		2,208	A	$4.93	15,380,769	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	1/8/2020		S		2,208	D	$4.93	15,378,561	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	1/9/2020		P		5,071	A	$4.96	15,383,624	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	1/9/2020		S		5,071	D	$4.96	15,378,553	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	2/4/2020		P		7,620	A	$4.65	15,386,236	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	2/4/2020		S		7,620	D	$4.65	15,378,616	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	6/1/2020		P		30,900	A	$3.74	15,409,456	I(4)(5)	See Footnotes(4)(5)

Exhibit 99.1

Common Stock(1)(2)(3)	6/1/2020	S	30,900	D	$3.74	15,378,556	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/6/2020	S	264	D	$4.03	15,378,347	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/6/2020	P	264	A	$4.03	15,378,611	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/7/2020	P	265	A	$4.05	15,378,841	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/7/2020	S	265	D	$4.05	15,378,576	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/13/2020	P	243	A	$4.14	15,378,803	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/13/2020	S	243	D	$4.14	15,378,560	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/20/2020	S	202	D	$6.19	15,378,369	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/20/2020	P	202	A	$6.19	15,378,571	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/22/2020	S	210	D	$6.28	15,378,398	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/22/2020	S	2,100	D	$6.28	15,376,298	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/22/2020	P	2,310	A	$6.28	15,378,608	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/27/2020	S	300	D	$6.49	15,378,309	I(4)(5)	See Footnotes(4)(5)

Exhibit 99.1

Common Stock(1)(2)(3)	7/27/2020	P	300	A	$6.49	15,378,609	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/31/2020	S	503	D	$5.88	15,378,052	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	7/31/2020	P	503	A	$5.88	15,378,555	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	8/3/2020	P	4,320	A	$5.70	15,382,911	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	8/3/2020	S	551	D	$5.70	15,382,360	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	8/3/2020	S	3,769	D	$5.70	15,378,591	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	11/3/2020	P	45,000	A	$9.37	15,423,596.43	I(4)(5)	See Footnotes(4)(5)
Common Stock(1)(2)(3)	11/3/2020	S	45,000	D	$9.37	15,378,596.43	I(4)(5)	See Footnotes(4)(5)
Common Stock(3)(6)	2/10/2021	D(6)	15,378,121	D	$9.50	0(6)	I(4)(5)(6)	See Footnote(6)

Explanation of Responses:

*	If the form is filed by more than one reporting person, see Instruction 4(b)(v).
**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).
(1)

These transactions in the Common Stock of Endurance International Group Holdings, Inc. (the “Issuer”) have not previously been reported on Form 4 and were effected by Goldman Sachs & Co. LLC (“Goldman Sachs”) acting as agent on behalf of international affiliates that had entered into riskless principal trades in connection with client trade facilitation in the ordinary course of their business.

(2)

Without conceding riskless principal trades in connection with client trade facilitation in the ordinary course of business can result in liability under Section 16(b), the amount of profit potentially recoverable by the Issuer from the reported transactions will be remitted to the Issuer.

Exhibit 99.1

(3)

This statement is being filed by GS Capital Partners VI Parallel, L.P. (“GCP VI Parallel”), GS Capital Partners VI Offshore Fund, L.P. (“GCP VI Offshore”), GS Capital Partners VI Fund, L.P. (“GCP VI Fund”), GS Capital Partners VI GmbH & Co. KG (“GCP VI Germany”), MBD 2011 Holdings, L.P. (“MBD 2011”), The Goldman Sachs Group, Inc. (“GS Group”), and Goldman Sachs (together, the “Reporting Persons”). Joseph DiSabato, a member of the board of directors of the Issuer, was elected to that board as a representative of the Reporting Persons. As a result, each Reporting Person is a director by deputization for purposes of Section 16 of the Securities Exchange Act of 1934.

(4)

Goldman Sachs is the investment manager of: GCP VI Parallel, GCP VI Offshore, GCP IV Fund, GCP VI Germany, MBD 2011, Bridge Street 2011, L.P., and Bridge Street 2011 Offshore, L.P. (together, the “GS Funds”), and affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner, managing general partner, managing partner, managing member or member of each of the GS Funds.

(5)

Each Reporting Person disclaims beneficial ownership with respect to any shares of Common Stock of the Issuer, except to the extent of its or his pecuniary interest in such shares of Common Stock. Information with respect to each Reporting Person is given solely by such Reporting Person, and no Reporting Person has responsibility for the accuracy or completeness of information supplied by another Reporting Person.

(6)

On February 10, 2021, the Agreement and Plan of Merger (the “Merger Agreement”) among the Issuer Razorback Technology Intermediate Holdings, Inc., a Delaware corporation (the “Parent”), and Razorback Technology, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent was consummated. Upon consummation of the Merger Agreement, Parent acquired all outstanding shares of Common Stock of the Issuer at a price of $9.50 per share. This disposition was pre-approved by the Issuer’s board of directors pursuant to Rule 16b-3(e).